UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2008
ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-5672 (Commission File Number)	13-5158950 (I.R.S. Employer Identification No.)

4 West Red Oak Lane
White Plains, New York	10604
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (914) 641-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Not Applicable
(Former name or former address, if changed since last report)

Section 5 — Corporate Governance and Management
Item 5.03 Amendment to Articles of Incorporation or Bylaws
     On May 13, 2008 the Board of Directors approved amendments to the Company’s Restated Articles of Incorporation as approved by shareholders of the Company to amend (a) ARTICLE FOURTH of the Company’s Restated Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 250,000,000 shares to 500,000,000 shares; and (b) to amend ARTICLE FIFTH of the Company’s Restated Articles of Incorporation in its entirety to authorize the Company’s Directors to provide for majority voting for directors in uncontested elections in the Company’s By-laws.
     Also on May 13, 2008 the Board of Directors approved an amendment to the Company’s By-laws, Section 2.2 Number, Method of Election, Terms of Office of Director to authorize the Company’s Directors to provide for majority voting for directors in uncontested elections, effective immediately. Such amendment to Section 2.2 Number, Method of Election, Terms of Office of Director provides that in an uncontested election (i.e. any election in which the number of nominees does not exceed the number of Directors to be elected), Directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
     Any Director nominee that does not receive the requisite votes shall not be elected. Any Director nominee who fails to be elected but who is a Director at the time of the election shall remain a Director until a successor shall have been elected and qualified (a “Holdover Director”). A Holdover Director shall promptly provide a written resignation to the Chair of the Nominating and Governance Committee of the Corporation.
     The Nominating and Governance Committee shall promptly consider the resignation and all relevant facts and circumstances concerning the vote, including whether the cause of the vote may be cured and the best interests of the Corporation and its shareholders. After consideration, the Nominating and Governance Committee shall make a recommendation to the independent Directors of the Board. The independent Directors of the Board will act on the Nominating and Governance Committee’s recommendation at its next regularly scheduled Board Meeting or within 90 days after certification of the shareholder vote, whichever is earlier.
     The Board will promptly publicly disclose its decision (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) and the reasons for its decision. Any Holdover Director who tenders a resignation shall not participate in the Nominating and Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer. If each member of the Nominating and Governance Committee receives less than a majority of the votes cast at the same election, then the independent Directors who receive more than a majority of the votes cast shall appoint a committee among themselves to consider the resignation offers and recommend to the Board whether to accept the offers. However, if the only Directors who receive a majority or more of the votes cast in the same election constitute three or fewer Directors then, all Directors may participate in the action regarding whether to accept the resignation offers. If all Directors receive less than a majority of the votes cast at the same election, the election shall be treated as a contested election and the majority vote requirement shall be inapplicable.
     The foregoing descriptions of amendments to the Company’s Restated Articles of Incorporation and By-laws are qualified in their entirety by reference to the Restated Articles of Incorporation and By-laws, as amended, copies of which is filed as Exhibits 3.1 and 3.2 respectively to this report and is incorporated by reference into this description.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit
Number	Description

Exhibit 3.1	Certificate of Amendment of the Restated Articles of Incorporation of ITT Corporation, as adopted May 13, 2008.

Exhibit 3.2	Certificate of Amendment of the Bylaws of ITT Corporation, as adopted May 13, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
By:	/s/ Kathleen S. Stolar
Kathleen S. Stolar

Its:	Vice President, Secretary and Associate General Counsel

Date: May 14, 2008

3